EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVALA BDC I, INC.

AVALA BDC I, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), was incorporated and its original Certificate of Incorporation was filed under the name “Abell TechDev BDC I, Inc” with the Secretary of State of the State of Delaware on October June 11, 2021.

The Corporation has not received payment for any of its stock since the date of its incorporation.

This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) has been duly adopted by the sole director of the Corporation in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors of the Corporation at a meeting duly held. Upon the filing of this Certificate with the Secretary of State of the State of Delaware, the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

ARTICLE I

1.1 The name of the Corporation is Avala BDC I, Inc.

ARTICLE II

2.1 The address of the Corporation’s registered office in the State of Delaware is 1201 N. Orange Street, Suite 600, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is Agents and Corporations, Inc.

ARTICLE III

3.1 The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “Delaware General Corporation Law”), and to possess and exercise all of the powers and privileges granted by such law and any other law of the State of Delaware.

ARTICLE IV

4.1 Authorized Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,500 of which 1,400 shares shall be common stock having no par value per share (the “Common Stock”) and 100 shares shall be preferred stock having no par value per share (the “Preferred Stock”).

4.2 Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation (as defined below), the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

1

4.3 Preferred Stock. To the extent permitted by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Board of Directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (each, a “Preferred Stock Designation”) and as may be permitted by the Delaware General Corporation Law. The Board of Directors may classify any unissued shares of Preferred Stock of any class or series from time to time, in one or more classes or series of Preferred Stock, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. Unless otherwise provided in this Certificate of Incorporation, the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. Notwithstanding anything to the contrary set forth herein or in any certificate of designation relating to any series of Preferred Stock, if one or more series of Preferred Stock is entitled, either separately or together with the holders of one or more other such series, to elect one or more directors, all series of Preferred Stock shall be entitled to participate in the vote to elect such directors, voting as a single class.

4.4 Fractional Shares. The Corporation shall have the authority to issue fractional shares. Any fractional shares of capital stock shall carry proportionally all of the rights of a whole share, including, without limitation, the right to vote and the right to receive dividends and other distributions.

4.5 Certificate of Incorporation and Bylaws. All persons who acquire stock of the Corporation acquire the same, and the rights of all stockholders and the terms of all stock are, subject to the provisions of the certificate of incorporation (the “Certificate of Incorporation”) and the bylaws of the Corporation (the “Bylaws”). The Board of Directors shall have the power, at any time, to make, alter, amend or repeal the Bylaws.

ARTICLE V

5.1 Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws as provided in the Bylaws, subject to the power of the stockholders to alter or repeal any Bylaw whether adopted by them or otherwise.

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by a majority of the votes cast by stockholders present in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), unless a higher vote is required by applicable law, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the statutes of Delaware and applicable law, of this Certificate of Incorporation, and to the Bylaws; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

5.2 Number of Directors. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by resolution or bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

5.3 Vacancies. Subject to applicable requirements of the Investment Company Act, including Section 16(b) thereunder, and except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2

5.4 Elections. Except as may otherwise be provided in the Bylaws, directors shall be elected by the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at an annual or special meeting duly called for such purpose and entitled to vote thereat. Election of directors to the Board of Directors need not be by ballot unless the Bylaws so provide.

5.5 Additional Preferred Stock Directors. During any period when the holders of one or more series of Preferred Stock, due to the occurrence of an event or events, have the special right to elect additional directors who, together with the directors elected by the separate vote of the holders of one or more series of Preferred Stock prior to such event or events, constitute a majority of the total number of directors (the additional directors elected by the separate vote of such holders following such event, the “Additional Preferred Directors”), then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the Additional Preferred Directors so provided for or fixed pursuant to said provisions, and (ii) each such Additional Preferred Director shall serve until the next meeting at which directors are elected and until his or her successor is duly elected and qualified, or until his or her right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Additional Preferred Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, all such additional directors shall automatically cease to be qualified to serve as directors, and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

ARTICLE VI

6.1 Limitation on Liability; Indemnification. Notwithstanding any provision to the contrary herein or in the Bylaws, the Corporation will not indemnify any person for any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding resulting from such person’s willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his or her office. Further, notwithstanding any other provisions herein or in the Bylaws, to the extent that the Corporation’s assets are treated as “plan assets” for purposes of The Employee Retirement Income Security Act of 1974 (“ERISA”), the Corporation will not indemnify any person for any liability to the extent that liability arose in connection with the breach by such person of his or her fiduciary duties under ERISA.

ARTICLE VII

7.1 Powers of Stockholders to Act by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and is filed with the records of the meetings of the stockholders.

7.2 Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called by the Chairman of the Board or the Chief Executive Officer/President of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

ARTICLE VIII

8.1 Amendment. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation. Other than with respect to (i) amendments that increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue and (ii) ministerial items that do not materially alter the rights of stockholders of the Corporation, all other amendments to the Certificate of Incorporation may only be made if they are both declared advisable by the Board of Directors and approved by a majority of the stock outstanding, issued and entitled to vote on the matter.

3

8.2 Miscellaneous. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

8.3 Exclusive Forum. To the fullest extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Bylaws or this Certificate of Incorporation, or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed, to the fullest extent permitted by law, to have notice of and consented to the provisions of this Section 8.3 and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.

8.4. Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned, being the sole director and authorized officer of the Corporation does make this Certificate of Incorporation on behalf of the Corporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has caused this Certificate of Incorporation to be executed on this 10th day of September 2021.

Name:	David J. Abell
Title:	Chairman of the Board and Chief Executive Officer

4